Exhibit 23.0


               Consent of Independent Auditors


We consent to the incorporation by reference in this Annual
Report (Form 10-K) of Stratus Computer, Inc. of our report dated January 20, 1995, included in the 1994 Annual Report to Stockholders of Stratus Computer, Inc.

Our audits also included the financial statement schedule of Stratus Computer, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 2-88104, 2-89901, 1-10405, 33-2174, 33-11864, 33-28742 and 33-67758 and Form S-3
No. 33-77764) of our report dated January 20, 1995, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Stratus Computer, Inc.




                                   ERNST & YOUNG LLP

Boston, Massachusetts
March 29, 1995